Exhibit 10.1

ZENAS BIOPHARMA, INC.

2026 INDUCEMENT PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines certain terms used in this Plan and includes certain operational rules related to those terms.

2.	PURPOSE

This Plan has been established to allow the Company to provide an inducement to secure and retain the services of Eligible Individuals (as defined in Section 5) by providing for the grant of Awards to such Eligible Individuals. This Plan is intended to meet the requirements of a plan providing for inducement grants under Rule 5635(c)(4) of the Nasdaq Listing Rules and shall be administered in accordance with such intent.

3.	ADMINISTRATION

This Plan will be administered by the Administrator. The Administrator has discretionary authority, subject only to the express provisions of this Plan, to administer and interpret this Plan and any Awards; to determine the Eligible Individuals to whom to grant Awards; to determine the exercise price, base value from which appreciation is measured, or purchase price, if any, applicable to any Award, to determine, modify, accelerate or waive the terms and conditions of any Award; to determine the form of settlement of Awards (whether in cash, shares of Stock, other Awards or other property); to prescribe forms, rules and procedures relating to this Plan and Awards; and to otherwise do all things necessary or desirable to carry out the purposes of this Plan or any Award. Determinations of the Administrator made with respect to this Plan or any Award are conclusive and binding upon all persons. Notwithstanding the foregoing or anything in the Plan to the contrary, the grant of Awards must be approved by the Compensation Committee or a majority of the Company’s independent directors (as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) in order to comply with the exemption from the stockholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the Nasdaq Listing Rules.

4.	SHARE POOL; LIMITS ON AWARDS

(a)	Number of Shares.

(i)             Subject to adjustment as provided in Section 7(b) of this Plan, the maximum number of shares of Stock that may be delivered in satisfaction of Awards under this Plan is 1,000,000 shares (the “Share Pool”).

(ii)           The Share Pool shall not be reduced by (A) any shares of Stock withheld by the Company in payment of the exercise price or purchase price of an Award or in satisfaction of tax withholding requirements with respect to an Award or (B) any shares of Stock underlying any portion of an Award that is settled in cash or that expires, becomes unexercisable, terminates or is forfeited to or repurchased by the Company without the issuance of Stock.

(b)            Type of Shares. Stock delivered by the Company under this Plan may be authorized but unissued Stock, treasury Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under this Plan.

(c)            Mergers and Acquisitions. Shares may be issued in connection with Awards granted in respect of converted, replaced or adjusted awards in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or other applicable rule, and any such issuance will not reduce the Share Pool.

5.	ELIGIBILITY AND PARTICIPATION

Awards may only be granted under the Plan to an individual not previously an employee or director of the Company or any Subsidiary, or to an individual following a bona fide period of non-employment with the Company or any Subsidiary, as an inducement material to the individual’s entering into employment with the Company or Subsidiary within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules (each such individual, an “Eligible Individual”). In addition, eligibility for Stock Options and SARs is limited to Eligible Individuals who are providing direct services on the date of grant of the Award to the Company or any Subsidiary that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6.	RULES APPLICABLE TO AWARDS

(a)	All Awards.

(i)            Award Provisions. The Administrator will determine the terms and conditions of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms and conditions of the Award and this Plan.

(ii)            Term of Plan. No Awards may be made after ten years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

(iii)            Transferability. Except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(iii), Awards may not be transferred other than by will or by the applicable laws of descent and distribution. During a Participant’s lifetime, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(iii), SARs and Stock Options may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards, subject to applicable securities and other laws and such terms and conditions as the Administrator may determine.

(iv)            Vesting; Exercisability. The Administrator will determine the time or times at which an Award vests or becomes exercisable and the terms and conditions on which a Stock Option or SAR remains exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting and/or exercisability of an Award (or any portion thereof), regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A)            Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment, each Stock Option and SAR (or portion thereof) that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and each other Award that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not then vested, will be forfeited.

(B)            Subject to (C) and (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months following such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(iv), and will thereupon immediately terminate.

(C)            Subject to (D) below, each vested and unexercised Stock Option and SAR (or portion thereof) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or by the Company or a Subsidiary due to his or her Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending on the first anniversary of such cessation of Employment or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(iv), and will thereupon immediately terminate.

(D)            All Awards (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon (i) such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause (in each case, without regard to the lapsing of any required notice or cure periods in connection therewith) or (ii) to the maximum extent permitted under applicable law, the Participant’s violation of any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment, or other restrictive covenant in favor of the Company or any of its affiliates by which the Participant is bound.

(v)            Recovery of Compensation. The Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable), the proceeds from the exercise or disposition of any Award or Stock acquired under any Award, and any other amounts received in respect of any Award or Stock acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted is not in compliance with any provision of this Plan or any applicable Award Agreement or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant by which he or she is bound. Each Award will be subject to any policy of the Company or any Subsidiary that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. In addition, each Award will be subject to any policy of the Company or any of its affiliates that provides for forfeiture, disgorgement, or clawback with respect to incentive compensation that includes Awards under this Plan and will be further subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Exchange Act. Each Participant, by accepting or being deemed to have accepted an Award under this Plan, agrees (or will be deemed to have agreed) to the terms of this Section 6(a)(v) and to any clawback, recoupment or similar policy of the Company or any Subsidiary and further agrees (or will be deemed to have further agreed) to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement described in this Section 6(a)(v). Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(v).

(vi)            Taxes. The grant of an Award and the issuance, delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon the full satisfaction by the Participant of all tax and other withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes and other amounts with respect to any Award as it deems necessary or appropriate. Without limitation to the foregoing, the Company or, if different, a Subsidiary that is an employer to a Participant who is an employee of such entity will have the authority and the right to deduct or withhold (by any means set forth herein or in an Award Agreement), or require the Participant to remit to it, an amount sufficient to satisfy all U.S. and non-U.S. federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in this Plan and any Award hereunder and legally applicable to the Participant and required by law to be withheld (including, any amount deemed by the Company, in its discretion, to be an appropriate charge to the Participant even if legally applicable to the Company or any affiliate of the Company). The Administrator, in its sole discretion, may hold back shares of Stock from an Award or permit a Participant to tender previously-owned shares of Stock in satisfaction of tax or other withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules). Any amounts withheld pursuant to this Section 6(a)(vi) will be treated as though such amounts had been paid directly to the applicable Participant. In addition, the Company may, to the extent permitted by law, deduct any such tax and other withholding amounts from any payment of any kind otherwise due to a Participant from the Company or any of its affiliates.

(vii)            Dividend Equivalents. The Administrator may provide for the payment of amounts (on terms and subject to such restrictions and conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that, except as contemplated by Section 7 of this Plan, (A) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (B) no dividends or dividend equivalents shall be payable with respect to Stock Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the applicable requirements of Section 409A.

(viii)           Rights Limited. Nothing in this Plan or any Award will be construed as giving any person the right to be granted an Award or to continued Employment, or any rights as a stockholder except as to shares of Stock actually delivered under this Plan. The loss of existing or potential profit in any Award will not constitute an element of damages in the event of a termination of a Participant’s Employment for any reason, even if the termination is in violation of an obligation of the Company or any Subsidiary to the Participant.

(ix)             Section 409A.

(A)            Without limiting the generality of Section 11(b) of this Plan, each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.

(B)            Notwithstanding anything to the contrary in this Plan or any Award Agreement, the Administrator may unilaterally amend, modify or terminate this Plan or any outstanding Award, including, without limitation, changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or desirable to avoid the imposition of any additional tax, interest or penalty under Section 409A.

(C)            If a Participant is determined on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the first business day following the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(ix)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid, without interest, on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award Agreement.

(D)            For purposes of Section 409A, each payment made under this Plan or any Award will be treated as a separate payment.

(E)            With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to the extent required to avoid the imposition of any additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.

(b)	Stock Options and SARs.

(i)            Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. The Administrator may limit or restrict the exercisability of any Stock Option or SAR in its discretion, including in connection with any Covered Transaction. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(ii)            Exercise Price. The exercise price (or the base value from which appreciation is to be measured) per share of each Award requiring exercise must be no less than 100% of the Fair Market Value of a share of Stock, determined as of the date of grant of the Award, or such higher amount as the Administrator may determine in connection with the grant.

(iii)            Payment of Exercise Price. Where the exercise of an Award (or portion thereof) is to be accompanied by a payment, payment of the exercise price must be made by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (A) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case, that have a Fair Market Value equal to the exercise price; (B) through a broker-assisted cashless exercise program acceptable to the Administrator; (C) by other means acceptable to the Administrator; or (D) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (A) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(iv)            Maximum Term. The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a)            Mergers, etc. Except as otherwise expressly provided in an Award Agreement or other agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:

(i)            Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (A) the assumption or continuation of some or all outstanding Awards or any portion thereof or (B) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(ii)            Cash-Out of Awards. Subject to Section 7(a)(v) of this Plan, the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof (including only the vested portion thereof, with the unvested portion terminating without payment due as provided in Section 7(a)(iv) of this Plan), equal in the case of each applicable Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock multiplied by the number of shares of Stock subject to the Award or such portion, minus (B) the aggregate exercise or purchase price, if any, of such Award or such portion thereof (or, in the case of a SAR, the aggregate base value above which appreciation is measured), in each case, on such payment and other terms and subject to such conditions (which need not be the same as the terms and conditions applicable to holders of Stock generally), as the Administrator determines, including that any amounts paid in respect of such Award in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate. For the avoidance of doubt, if the per share exercise or purchase price (or base value) of an Award or portion thereof is equal to or greater than the Fair Market Value of one share of Stock, such Award or portion may be cancelled with no payment due hereunder or otherwise in respect thereof.

(iii)            Acceleration of Certain Awards. Subject to Section 7(a)(v) of this Plan, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following the exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(iv)            Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine, each Award will automatically terminate immediately upon the consummation of the Covered Transaction, other than (A) any Award that is assumed or continued pursuant to Section 7(a)(i)(A) of this Plan and (B) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.

(v)            Additional Limitations. Any share of Stock and any cash or other property or other award delivered pursuant to Section 7(a)(i), Section 7(a)(ii) or Section 7(a)(iii) of this Plan with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate, including to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(ii) of this Plan or an acceleration under Section 7(a)(iii) of this Plan will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition.

(vi)            Uniform Treatment. For the avoidance of doubt, the Administrator need not treat Participants or Awards (or portions thereof) in a uniform manner, and may treat different Participants and/or Awards differently, in connection with a Covered Transaction.

(b)	Changes in and Distributions with Respect to Stock.

(i)            Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the Administrator shall make appropriate adjustments to the Share Pool, and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(ii)            Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(i) of this Plan to take into account distributions to stockholders other than those provided for in Sections 7(a) and 7(b)(1) of this Plan, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of this Plan or any Award.

(iii)            Continuing Application of Plan Terms. References in this Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

An Award will not be effective unless such Award is in compliance with all applicable U.S. federal and state securities laws, any non-U.S. securities and exchange control laws, the Nasdaq Listing Rules, and any other laws, the rules and regulations of any governmental body and the requirements of any stock exchange or automated quotation system upon which the shares of Stock may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. The Company will not be obligated to deliver any shares of Stock pursuant to this Plan or to remove any restriction from shares of Stock previously delivered under this Plan until: (a) the Company is satisfied, in its sole discretion, that all legal matters (as referenced above) in connection with the issuance and delivery of such shares have been addressed and resolved; (b) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (c) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the U.S. Securities Act of 1933, as amended, the Nasdaq Listing Rules, or any applicable state or non-U.S. securities law. Any Stock delivered under this Plan will be evidenced in such manner as the Administrator determines appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued in connection with Stock issued under this Plan, the Administrator may require that such certificates bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending the lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend this Plan or any outstanding Award for any purpose which may at the time be permitted by applicable law, and may at any time terminate this Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in this Plan or the applicable Award, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so in this Plan or at the time the applicable Award was granted. Any amendments to this Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code) or stock exchange requirements, as determined by the Administrator. For the avoidance of doubt, without limiting the Administrator’s rights hereunder, no adjustment to any Award pursuant to the terms of Section 7 or Section 12 of this Plan will be treated as an amendment requiring a Participant’s consent.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of this Plan or the grant of any Award will not affect the right of the Company or any Subsidiary to grant any person bonuses or other compensation in addition to Awards under this Plan.

11.	MISCELLANEOUS

(a)            Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under this Plan, each Participant waives (or will be deemed to have waived), to the maximum extent permitted under applicable law, any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under this Plan or any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees (or will be deemed to have agreed) that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting (or being deemed to have accepted) an Award under this Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in this Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit any dispute arising under the terms of this Plan or any Award to binding arbitration or as limiting the ability of the Company to require any individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)            Limitation of Liability. Notwithstanding anything to the contrary in this Plan or any Award, neither the Company, nor any Subsidiary, nor the Administrator, nor any person acting on behalf of the Company, any Subsidiary, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, any additional tax, or any penalty, interest or other liability asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to any Award.

(c)            Unfunded Plan. The Company’s obligations under this Plan are unfunded, and no Participant will have any right to specific assets of the Company in respect of any Award. Participants will be general unsecured creditors of the Company with respect to any amounts due or payable under this Plan.

12.	RULES FOR PARTICIPANTS SUBJECT TO NON-U.S. LAWS

To comply with laws in countries outside of the U.S. in which the Company and its Subsidiaries operate or in which Participants work or reside, the Administrator, in its sole discretion, shall have the power and authority to (i) determine which Participants outside the U.S. will be eligible to participate in the Plan; (ii) modify the terms and conditions of any Award granted to Participants outside the U.S.; (iii) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer this Plan for Participants based outside of the U.S. and/or subject to the laws of countries other than the U.S., including by establishing one or more sub-plans, supplements or appendices under this Plan or any Award Agreement for the purpose of complying or facilitating compliance with non-U.S. laws or taking advantage of tax favorable treatment or for any other legal or administrative reason determined by the Administrator; and (iv) take any action, before or after an Award is granted, that it deems advisable to obtain approval or to facilitate compliance with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an Award under the Plan or on death, disability, retirement or other termination of Employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax or social insurance contribution liability to the Participant, the withholding procedures and handling of any stock certificates or other indicia of ownership. Any such sub-plan, supplement or appendix may contain, in each case, (i) such limitations on the Administrator’s discretion under this Plan and (ii) such additional or different terms and conditions, as the Administrator deems necessary or desirable, and will be deemed to be part of this Plan but will apply only to Participants within the group to which the sub-plan, supplement or appendix applies (as determined by the Administrator); provided, however, that no sub-plan, supplement or appendix, rule or regulation established pursuant to this provision shall increase the Share Pool contained in Section 4 of the Plan or cause a violation of any U.S. law.

13.	GOVERNING LAW

(a)            Certain Requirements of Corporate Law. Awards and shares of Stock will be granted, issued and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case, as determined by the Administrator.

(b)            Other Matters. Except as otherwise provided by the express terms of an Award Agreement, under a sub-plan described in Section 12 of this Plan or as provided in Section 13(a) of this Plan, the domestic substantive laws of the State of Delaware govern the provisions of this Plan and of Awards under this Plan and all claims or disputes arising out of or based upon this Plan or any Award under this Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)            Jurisdiction. Subject to Section 11(a) of this Plan and except as otherwise provided by the express terms of an Award Agreement, by accepting (or being deemed to have accepted) an Award, each Participant agrees or will be deemed to have agreed to (i) submit irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Plan or any Award; (ii) not commence any suit, action or other proceeding arising out of or based upon this Plan or any Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (iii) waive, and not assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Plan or any Award or the subject matter thereof may not be enforced in or by such court.

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EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, have the meanings and are subject to the provisions set forth below:

“Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.

“Administrator”: The Compensation Committee, which is the independent compensation committee of the Board within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules, except that the Board may at any time act in the capacity of the Administrator (including with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise), if applicable). The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board) such of its duties, powers and responsibilities as it may determine; and (ii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.

“Award”: Any or a combination of the following:

(i)	Stock Options.

(ii)	SARs.

(iii)	Stock Units, including Restricted Stock Units.

(iv)	Performance Awards.

(v)	Awards (other than Awards described in (i) through (iv) above) that are convertible into or otherwise based on Stock.

“Award Agreement”: The written agreement evidencing the grant of an Award executed by the Company and the Participant, including any amendments thereto.

“Board”: The Board of Directors of the Company.

“Cause”: In the case of any Participant who is party to an employment agreement with the Company or any Subsidiary that contains a definition of “Cause,” the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Cause” means, as determined by the Administrator in its reasonable judgment, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or any Subsidiary or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any Subsidiary; (iv) a violation by the Participant of the code of conduct of the Company or any Subsidiary of any policy of the Company or any Subsidiary, or of any statutory or common law duty of loyalty to the Company or any Subsidiary; (v) breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or any Subsidiary and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company or any Subsidiary.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect, including any applicable regulations and guidance thereunder.

“Company”: Zenas BioPharma, Inc., a Delaware corporation.

“Compensation Committee”: The Compensation Committee of the Board.

“Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert; (ii) a sale or transfer of all or substantially all the Company’s assets; (iii) a dissolution or liquidation of the Company or (iv) any other transaction the Administrator determines to be a Covered Transaction, solely at its discretion. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: December 10, 2025.

“Disability”: In the case of any Participant who is party to an employment, change of control or severance-benefit agreement that contains a definition of “Disability” (or a corollary term), the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Disability” means, as determined by the Administrator, absence from work due to a disability for a period in excess of ninety (90) days in any twelve (12)-month period that would entitle the Participant to receive benefits under the Company’s long-term disability program as in effect from time to time (if the Participant were a participant in such program).

“Eligible Individual”: A person who meets the requirements prescribed in Section 5 of the Plan.

“Employment”: A Participant’s employment or other service relationship with the Company or any Subsidiary. Employment will be deemed to continue, unless the Administrator otherwise determines, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 of the Plan to, the Company or any Subsidiary. If a Participant’s employment or other service relationship is with any Subsidiary and that entity ceases to be a Subsidiary, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a Subsidiary unless the Participant transfers Employment to the Company or one of its remaining Subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Exchange Act”: The U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value”: As of a particular date, unless otherwise determined by the Administrator, (i) the closing price for a share of Stock reported on the Nasdaq Global Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 409A to the extent applicable.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to performance vesting conditions, which may include Performance Criteria.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to a Participant individually, or to a business unit or division of the Company or to the Company as a whole. A Performance Criterion may also be based on individual performance and/or subjective performance criteria (or any combination of any of the criteria described in this definition). The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted in a manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: This Zenas BioPharma, Inc. 2026 Inducement Plan, as from time to time amended and in effect.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or of cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.0001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price. No Stock Option granted under the Plan is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Subsidiary”: An entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which the Company or a Subsidiary of the Company owns or controls 50% or more of the outstanding voting securities.